SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☐	Definitive Information Statement

POWERSAFE TECHNOLOGY CORP.
(Name of Registrant as Specified In Its Charter)

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POWERSAFE TECHNOLOGY CORP.
1400 Coney Island Avenue
Brooklyn, New York 11230

August __, 2010

Dear Stockholder:

    This Information Statement is furnished to holders of shares of Powersafe Technology Corp. (the “Company”) to notify the stockholders that on August 19, 2010, the Company received written consent (the “Written Consent”) from the directors and their spouses and two additional shareholders of the Company holding common stock and preferred stock, with 6,261,791 votes representing  approximately 51.77% of the total  voting power of the Company, adopting the following resolutions:

1.	To effectuate a forward stock split on the basis of one post-consolidation share for each six pre-consolidation shares (the “Current Stock Split”);

2.	To authorize an amendment to the Certificate of Incorporation of the Company increasing the authorized share capital from 100,000,000 to 200,000,000 shares of common stock;

3.	To authorize an amendment to the Certificate of Incorporation changing the name of the Company to Amplification Technologies Holding Inc.;

4.	To grant discretionary authority to our Board of Directors to implement a reverse stock split of our common stock, on the basis of up to five pre-consolidation shares for each one post-consolidation share (the “Reverse Stock Split”), to occur at some time within twelve months of August 19, 2010 with the exact time of the stock split to be determined by the Board of Directors; and

5.	To grant discretionary authority to our Board of Directors to implement a forward stock split of our common stock, on the basis of one pre-split share for up to five post-split shares (the “Forward Stock Split”), to occur at some time within twelve months of August 19, 2010 with the exact time of the stock split to be determined by the Board of Directors.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

This Information Statement is being mailed on or about August __, 2010 to stockholders of record on August 19, 2010 (the “Record Date”) .

/s/ Jack N. Mayer
President

POWERSAFE TECHNOLOGY CORP

_________________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
_______________________________________________________________

We are sending you this Information Statement to inform you of the adoption of a shareholder resolution on August 19 2010 by the directors and their spouses and two additional shareholders of the Company holding common stock and preferred stock, with 6,261,791 votes representing  approximately 51.77% of the total  voting power of the Company, adopting the following resolutions:

1.	To effectuate a forward stock split on the basis of one post-consolidation share for each six pre-consolidation shares (the “Current Stock Split”).

2.	To authorize an amendment to the Certificate of Incorporation of the Company increasing the authorized share capital from 100,000,000 to 200,000,000 shares of common stock.

3.	To authorize an amendment to the Certificate of Incorporation changing the name of the Company to Amplification Technologies Holding Inc.

4.	To grant discretionary authority to our Board of Directors to implement a reverse stock split of our common stock, on the basis of up to five pre-consolidation shares for each one post-consolidation share (the “Reverse Stock Split”), to occur at some time within twelve months of August 19, 2010 with the exact time of the stock split to be determined by the Board of Directors.

5.
To grant discretionary authority to our Board of Directors to implement a forward stock split of our common stock, on the basis of one pre-split share for up to five post-split shares (the “Forward Stock Split”), to occur at some time within twelve months of August 19, 2010 with the exact time of the stock split to be determined by the Board of Directors.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of voting stock of the Company. Because stockholders holding at least a majority of the voting rights of our outstanding stock have voted in favor of the foregoing actions and have sufficient voting power to approve such actions through their ownership of common stock and preferred stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company. The adoption of the foregoing resolutions will become effective 21 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Delaware General Corporation Law (the “GCL”). No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the GCL are afforded to the Company’s stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000, will be paid by the Company.

NO. 1    CURRENT STOCK SPLIT

Our Board and the stockholders who have authorized this forward stock split believe that currently, a forward stock split of one for six is in the best interests of our stockholders as it may tend to increase liquidity in the trading of the common stock.  Our Board and the six stockholders who authorized the Current Stock Split believe that the absence of a substantial market for our shares is a disincentive for investors to acquire our stock. The Current Stock Split will substantially increase the number of Common Stock that trade in the over-the-counter market, which might increase liquidity for our shares which, hopefully, will provide greater incentive for investors to acquire our common stock. However, given the early stage of development of our Company, our small size and limited revenues, there are no assurances that the Current Stock Split will have the desired effect.

Procedure for Affecting the Current Stock Split

Promptly after the 20th date that this Information Statement is mailed to all the stockholders of record as of August 19, 2010, we will file a Certificate of Amendment to our Certificate of Incorporation, substantially in the form attached to this Information Statement as Appendix A, with the Secretary of State of the State of Delaware, to amend our Certificate of Incorporation by adding a provision affecting the Current Stock Split.  Our Board would set the record date for the Current Stock Split and it would become effective at such time as the Certificate of Amendment is accepted and approved by the Secretary of State of the State of Delaware. No further action on the part of the stockholders would be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our Common Stock on the basis of one pre-split share for up to six post-split shares.  As soon as practicable after the effective date of the Current Stock Split, stockholders of record on the record date would receive certificates representing the additional shares of Common Stock issued to the stockholder as a result of the Current Stock Split. The Company will bear the costs of the issuance of the additional stock certificates.

Effect of the Current Stock Split

The number of shares of our Common Stock issued and outstanding would be increased following the effective time of the Current Stock Split.  Stockholders will own a greater number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time multiplied by six, reflecting the six for one exchange ratio).  The number of shareholders of record would not be affected by the Current Stock Split.

If stockholders dispose of their shares after the Current Stock Split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares.  Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. Upon the effectiveness of the Current Stock Split, the stockholders’ equity accounts of the Company will increase and the additional paid in capital accounts correspondingly decrease because the par value of a share of Common Stock after the split will remain unchanged at $.0001 per share, while the number of shares issued and outstanding will increase by a multiple of six.

The number of authorized but unissued shares of our common stock effectively will be decreased significantly by the Current Stock Split of our common stock.  Based on the 9,152,762 shares of our common stock outstanding on the record date, and the 100,000,000 shares of our common stock that are currently authorized under our certificate of incorporation, 90,847,238 shares of our common stock remain available for issuance presently.  By implementing the a six for one forward split the number of our outstanding shares of our common stock would increase from 9,152,762 shares to 54,916,572 shares, and 45,083,428 shares of our common stock would remain available for issuance after the Current Stock Split.  Therefore, such reverse split, if implemented, would have the effect of decreasing the number of authorized but unissued shares of our common stock from 90,847,238 shares to 54,916,572 shares.

As of August 19, 2010, an aggregate of 6,134,520 shares of common stock are authorized and reserved for issuance pursuant to the terms of the following securities that are convertible into common stock: 43,458 Series A Convertible Preferred Stock; 1,166 Series D Convertible Preferred Stock; 6,194 Series D-1 Convertible Preferred Stock and 13,973 Series D-2 Convertible Preferred Stock; for the 1,138,398 stock options issued and outstanding pursuant to the Company’s 2009 Stock Option Plan; and for the 2,054,500 outstanding warrants issued by the Company.    For purposes of illustration, the following table sets forth certain information regarding our authorized and reserved shares of common stock by implementing the six for one forward stock split before giving effect to the increase in authorized shares described below.

Number of Shares of Common Stock Issued and Outstanding Following a 6 for 1 Forward Split:	54,916,572

Number of Shares of Common Stock Authorized and Reserved for Issuance Following a 6 for 1 Forward Split:	36,807,120

Total Number of Shares of Common Stock (a) Issued and Outstanding and (b) Authorized and Reserved for Issuance Following a 6 for 1 Forward Split:	91,723,692

Number of Shares of Common Stock Authorized and Unreserved for Issuance Following a 6 for 1 Forward Split:	8,276,308

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders will not be entitled to appraisal rights in connection with a forward stock split.  Furthermore, we do not intend to independently provide stockholders with any such rights.

Federal Income Tax Consequences of the Current Stock Split

The following description of the material federal income tax consequences of a forward stock split to our shareholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse or forward stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse or forward stock split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of a forward stock split will be that our stockholders will not recognize any gain or loss.  The stockholder’s cost basis in each new share and each retained share of our common stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the forward stock split.  In addition, the holding period for the additional, new shares issued pursuant to the Current Stock Split would be deemed to be the same as the holding period for the original shares of our common stock.

The Company will not realize any gain or loss as a result of the Current Stock Split.

NO. 2    INCREASE IN AUTHORIZED SHARE CAPITAL FROM 100,000,000 TO 200,000,000

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $.0001 par value. Before giving effect to the forward split described in #1 above, As of August 19, 2010 9,152,762 shares of our common stock are issued and outstanding, and an aggregate of 6,134,520 shares of common stock are authorized and reserved for issuance pursuant to (a) the terms of the following securities that are convertible into common stock: 43,458 Series A Convertible Preferred Stock; 1,166 Series D Convertible Preferred Stock; 6,194 Series D-1 Convertible Preferred Stock and 13,973 Series D-2 Convertible Preferred Stock; (b) for the 1,138,398 stock options issued and outstanding pursuant to the Company’s 2009 Stock Option Plan; and (c) for the 2,054,500 outstanding warrants issued by the Company.

The Board believes that it is in our Company’s best interests, since it has been determined to implement a forward stock split as described in resolution no. 1 above, to increase the number of authorized shares of common stock from 100,000,000 shares, par value $.0001 to 200,000,000 shares, par value $.0001 in order to provide the Company with the flexibility to issue common stock without further action by the Company's stockholders (unless required by law or regulation) for such other corporate purposes as the Board may deem advisable. These purposes may include, among other things, the following: the issuance of shares pursuant to a potential forward stock split, as described in resolution no. 4 above; the sale of shares to obtain additional capital funds; the use of additional shares for various equity compensation and other employee benefit plans of our Company or of acquired companies; the acquisition of other companies, and other bona fide purposes.  Our Board does not have any specific plans to issue additional shares of common stock, except pursuant to the six for one forward stock split as described in proposal no. 1 above but anticipates the sale of additional equity securities to help fund the Company’s operations.

The additional shares of Common Stock for which authorization is sought would be a part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of our common stock. Current stockholders do not have preemptive rights under our Certificate of Incorporation, and will not have such rights with respect to these additional authorized shares of common stock. When the Board elects to issue additional shares of common stock, such issuance will have a dilutive effect on the voting power and percentage ownership of our current stockholders, and an adverse effect on the market price of the common stock.  The Board believes that the availability for issuance of additional shares to raise capital outweighs any of the disadvantages associated with the increase in the authorized shares of common stock. This resolution will not affect total stockholder equity but will change the authorized capitalization of our Company.

Approval to amend the current Certificate of Incorporation of the Company under the GCL, to give effect to this resolution #2 and resolution #3 below, requires the affirmative vote of the holders of a majority of the voting power of the Company. In addition, the GCL provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

There are currently 9,152,762 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  The Company has Series A Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D-1 Convertible Preferred Stock, and Series D-2 Convertible Preferred Stock which have 808,322, 116,600, 619,400 and 1,397,300 respectively, voting rights.  Accordingly, the vote or written consent of the shareholders holding at least 6,047,193 votes is necessary to approve the filing of the Amendment to the Certificate of Incorporation.

Accordingly, on August 19 2010, the Company received written consent from stockholders holding shares representing 51.77% of the voting power of the Company which adopted amongst others the resolutions authorizing Company to (i) increase the authorized share capital to 200,000,000 shares of common stock; and (ii) amend the Company’s Certificate of Incorporation for the purpose of changing the name of the Company from “Powersafe Technology, Inc.” to “Amplification Technologies Holding Corp.”

Accordingly, in compliance with the GCL, at least a majority of the voting power of the Company has approved the amendment to the Certificate.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing resolutions.

Promptly after the 20th date that this Information Statement is mailed to all the stockholders of record as of August 19, 2010, we will file a Certificate of Amendment to our Certificate of Incorporation, substantially in the form attached to this Information Statement as Appendix A, with the Secretary of State of the State of Delaware, to amend our Certificate of Incorporation by increasing the authorized share capital from 100,000,000 shares of common stock to 200,000,000 shares and by changing our corporate name to Amplification Technologies Holdings, Inc. as described in #3 below.  This amendment will become effective at such time as the Certificate of Amendment is accepted and approved by the Secretary of State of the State of Delaware. No further action on the part of the stockholders would be required.

NO.3    CHANGE IN NAME OF THE COMPANY TO “AMPLIFICATION TECHNOLOGIES HOLDINGS, INC.”

Our Board of Directors believes that by changing our corporate name to Amplification Technologies Holdings, Inc., such name will more accurately reflect our business focus. When Amplification Technologies, Corp. merged with a wholly-owned subsidiary of Powersafe Technology, Corp. in February of 2009, there was no further need for the name of the company to remain Powersafe Technology. However, the Company never incurred the time and expense to obtain stockholder approval to formally change the name of the Company until now. The Company believes that there is confusion caused in the marketplace since the wholly-owned subsidiary of the Company where all the business activity is located has nothing to do with the name of the parent company. Accordingly, changing the name of the parent company should alleviate any further confusion in the marketplace.

No. 4    GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORSTO IMPLEMENT A REVERSE STOCK SPLIT

Our Board sought, and the stockholders holding a majority of the voting shares of the Company, approved granting the Board discretionary authority to implement the Reverse Stock Split, to occur at some time within twelve months of August 19, 2010 with the exact nature and time of the stock split to be determined by the Board.  The stock split exchange ratio that the Board has approved and deemed advisable is up to five pre-consolidation shares for each one post-consolidation share.  Approval of this proposal would give the Board authority to implement the stock split at any time it determined within twelve months of August 19, 2010.

Our Board believes, and the stockholders holding a majority of the voting shares, agreed that approval of discretionary authority for the Board to implement a reverse stock split provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of our stockholders.  Our Board also believes that stockholder approval of a twelve-month range for the effectuation of the Reverse Stock Split (as contrasted with approval of a specified time for the stock split) provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of our stockholders. The actual timing for implementation of the Reverse Stock Split would be determined by our Board based upon its evaluation as to when and whether such action would be most advantageous to our stockholders.

Purpose of Reverse Stock Split

If the Board determines to exercise the right granted to it pursuant to this proposal, it would be because the Board anticipates that a reverse stock split would, absent other factors, proportionately increase the market price of the Company’s common stock. Depending on market conditions during the 12 months subsequent to August 19,2010, the Board might determine that a higher share price which might initially result from the reverse stock split could help generate interest in the Company among investors. Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, if we elect to implement the Reverse Stock Split, there is no assurance that prices for shares of our Common Stock after the Reverse Stock Split will be up to five times greater than the price for shares of our common stock immediately prior to the reverse split, corresponding to the ratio of the split.  Furthermore, there can be no assurance that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time.  Moreover, because some investors may view the Reverse Stock Split negatively, there can be no assurance that the Reverse Stock Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

Procedure for Affecting the Reverse Stock Split

If the Board decides to declare and implement the Reverse Stock Split, we will promptly file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, to amend our Certificate of Incorporation by adding a provision effecting the Reverse Stock Split.  Our Board would set the record date for the reverse stock split and it would become effective at such time as the Certificate of Amendment is accepted and approved by the Secretary of State of the State of Delaware. No further action on the part of the stockholders would be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our common stock on the basis of up to five pre-consolidation shares for each one post-consolidation share.  As soon as practicable after the effective date of the stock split, stockholders of record on the record date would receive a letter from our transfer agent asking them to return the outstanding certificates representing our pre-consolidation shares, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-consolidation shares of our common stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates.

Effect of the Reverse Stock Split, Fractional Shares

The number of shares of our common stock issued and outstanding would be reduced following the effective time of the Reverse Stock Split.  Stockholders should recognize that if the Reverse Stock Split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the exchange ratio).  Fractional shares which would otherwise be held by the stockholders of our common stock after the Reverse Split will be rounded up to the next whole share. The number of shareholders of record would not be affected by the Reverse Stock Split.

If approved and implemented, the Reverse Stock Split could result in some shareholders owning "odd-lots" of less than 100 common stock, on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even-lots" of even multiples of 100 shares.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware  (the “GCL”), our stockholders will not be entitled to appraisal rights in connection with the Reverse Stock Split.  Furthermore, we do not intend to independently provide stockholders with any such rights.

Federal Income Tax Consequences of a Reverse Stock Split

The following description of the material federal income tax consequences of the Reverse Stock Split to our shareholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of the Reverse Stock Split will be that our shareholders will not recognize any gain or loss.  The shareholder's cost basis in the reduced number of shares of our new, post-consolidation common stock following the Reverse Stock Split will equal the shareholder's basis in the old, pre-consolidation shares of our common stock.  In addition, the holding period for the new, post-consolidation shares issued pursuant to the Reverse Stock Split would be deemed to be the same as the holding period for the old, pre-consolidation shares of our common stock.

The Company will not realize any gain or loss as a result of a reverse or a forward stock split.

NO. 5    GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORSTO IMPLEMENT A FORWARD STOCK SPLIT

Our Board sought, and the stockholders holding a majority of the voting shares of the Company, granted the Board discretionary authority to implement the Forward Stock Split, to occur at some time within twelve months of August 19, 2010 meeting with the exact nature and time of the Forward Stock Split to be determined by the Board of Directors.  The Forward Stock Split exchange ratio that the Board approved and deemed advisable is one pre-split share for up to five post-split shares.  Approval of this proposal would give the Board authority to implement the Forward stock Split at any time it determined within twelve months of August 19, 2010. In addition, approval of this proposal would also give the Board authority to decline to implement a forward stock split.

Our Board believes that stockholder approval of discretionary authority for the Board to implement Forward Stock Split provides the Board with maximum flexibility to achieve the purposes of the Forward Stock Split and, therefore, is in the best interests of our shareholders. Our Board also believes that shareholder approval of a twelve-month range for the effectuation of a Forward Stock Split (as contrasted with approval of a specified time of the forward stock split) provides the Board with maximum flexibility to achieve the purposes of the Forward Stock Split and, therefore, is in the best interests of our stockholders. The actual timing for implementation of the Forward Stock Split would be determined by our Board based upon its evaluation as to when and whether such action would be most advantageous to our stockholders.

Purpose of Forward Stock Split

If the Board determines to exercise the right granted to it by the holders of a majority of the voting shares, it would be because the Board anticipates that the Forward Stock Split would hopefully increase liquidity in the trading of the common stock.  Our Board believes that the absence of a substantial market for our shares is a disincentive for investors to acquire our common stock. If the Board determines to effectuate the Forward Stock Split, it would be because the Board determined that a forward stock split might substantially increase the number of common stock that trade in the over-the-counter market, which might increase liquidity for our shares which, hopefully, will provide greater incentive for investors to acquire our common stock. However, given the stage of development of our Company, our small size and limited revenues, there are no assurances that the Forward Stock Split, if implemented, will have the desired effect.

Procedure for Affecting a Forward Stock Split

If the Board decides to declare and implement the Forward Stock Split, we will promptly file a Certificate of Amendment to our Certificate of Incorporation to amend our Certificate of Incorporation by adding a provision affecting the forward stock split.  Our Board would set the record date for the Forward Stock Split and it would become effective at such time as the Certificate of Amendment is accepted and approved by the Secretary of State of the State of Delaware. No further action on the part of the stockholders would be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our common stock on the basis of one pre-split share for up to five post-split shares.  As soon as practicable after the effective date of the Forward Stock Split, stockholders of record on the record date would receive certificates representing the additional shares of common stock issued to the stockholder as a result of the Forward Stock Split. We will bear the costs of the issuance of the additional stock certificates.

Effect of the Forward Stock Split

The number of shares of our common stock issued and outstanding would be increased following the effective time of the Forward Stock Split.  Stockholders should recognize that if the Forward Stock Split is affected, they will own a greater number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time multiplied by the number of the split).  The number of stockholders of record would not be affected by the Forward Stock Split.

If stockholders dispose of their shares after the Forward Stock Split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares.  Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, the stockholders’ equity accounts of the Company will increase and the additional paid in capital accounts correspondingly decrease because the par value of a share of common stock after the split will remain unchanged at $.0001 per share, while the number of shares issued and outstanding will double.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect, by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or bylaws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our Board. At this time, our Board does not have plans to issue any common stock resulting from the effective increase in our authorized but unissued shares generated by the forward stock split.

No Appraisal Rights

Under the GCL, our stockholders will not be entitled to appraisal rights in connection with a forward stock split.  Furthermore, we do not intend to independently provide stockholders with any such rights.

Federal Income Tax Consequences of a Reverse or Forward Stock Split

The following description of the material federal income tax consequences of a forward stock split to our shareholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse or forward stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse or forward stock split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of a forward stock split will be that our shareholders will not recognize any gain or loss.  The stockholder’s cost basis in each new share and each retained share of our common stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the forward stock split.  In addition, the holding period for the additional, new shares issued pursuant to the Forward Stock Split would be deemed to be the same as the holding period for the original shares of our common stock.

The Company will not realize any gain or loss as a result of a reverse or a forward stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 19, 2010, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,152,762 shares of Common Stock issued and outstanding as of August 19, 2010.

Unless otherwise indicated, the business address of each such person is c/o 1400 Coney Island Avenue, Brooklyn, NY 11230.

Beneficial Ownership Table

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Jack N. Mayer	6,433,255(2)	57.7%
Samuel Zentman	481,097(3)	5.1%
Steven Zvi Weinreb	166,785 (4)	1.8%
Mikhail Leibov	66,400 (5)	*
All directors and executive officers as a group (4 persons)	7,147,537	61.6%

* less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that stockholder that are currently exercisable or convertible, or are exercisable or convertible within 60 days, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder.

(2) Includes (i) 6,523 shares and shares of Series A preferred stock which is currently convertible into an aggregate of 12,854 shares of common stock, held in trusts for benefit of Mr. Mayer’s children, of which Mr. Mayer is co-trustee and shares voting and dispositive power, and additional Series A preferred stock which is currently convertible into an aggregate of 59,002 shares of common stock held in trusts for benefit of Mr. Mayer’s children, of which Mrs. Mayer is co-trustee and shares voting and dispositive power, (ii) 10,500 shares held by Dr. Joseph Mayer, Mr. Mayer’s father, for whom Mr. Mayer has power-of-attorney, (iii) 42,700  owned by a family trust and held in a brokerage account for which Mr. Mayer has trading authority, (iv) 196,500 shares held jointly with Mr. Mayer’s wife, of which Mr. Mayer shares voting and dispositive power, (v) options to purchase an aggregate of 187,500 shares of common stock which are currently exercisable, (vi) Series A, D-1, and D-2 preferred stock currently convertible into 430,916, 250,000, and 1,032,000 shares of common stock respectively, (vii) 857,516 shares of common held in self directed IRA’s, (viii) 2,500 shares held by Mr. Mayer’s mother held in a brokerage account for which Mr. Mayer has trading authority, and (ix) Series A preferred stock which is currently convertible into an aggregate of 27,504 shares of common stock held by a family partnership of which Mr. Mayer is a General Partner.

(4) Includes (i) warrants to purchase an aggregate of  130,700 shares of common stock which are currently exercisable, and (ii) Series A, D-1 and D-2,preferred stock currently convertible into 85297, 26,700 and 109,400 shares of common stock respectively, and (iii) 109,000 shares held jointly with Dr. Zentman’s wife, with respect to which Dr. Zentman shares voting and dispositive power.

(5) Includes (i) warrants to purchase an aggregate of  25,000 shares of common stock which are currently exercisable, and (ii) Series D-2 preferred stock which is currently convertible into an aggregate of 26,300 shares of common stock, and (iii) 109,000 shares held by Mr. Weinreb’s wife,

(6) Includes (i) warrants to purchase an aggregate of  26,300 shares of common stock which are currently exercisable, and (ii) Series D-2 preferred stock which is currently convertible into an aggregate of 27,600 shares of common stock.

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
POWERSAFE TECHNOLOGY CORP.

The undersigned, for purposes of amending the Certificate of Incorporation (the “Certificate”) of Powersafe Technologies Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is Powersafe Technologies Corp. (the “Corporation”), and the date of incorporation was February 5, 2007, as further amended on April 8, 2009.

SECOND: That at a meeting of the Board of Directors of the Corporation (the ‘Board”) resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

The name of this Corporation shall be “Amplification Technologies Holding Inc.”.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

This corporation is authorized to issue Two Hundred Million (200,000,000) shares of Common Stock, each with a par value of $.0001 per share. Shares of common stock held by each holder of record on the date that this Certificate of Amendment is filed with the Secretary of State of Delaware (the “Effective Date”) shall be automatically split at the rate of six for one (6 for 1) without any further action on the part of the stockholders of the Corporation (the “Forward Split”).  All fractional shares owned by each stockholder of record will be aggregated and to the extent after aggregating all fractional shares any registered stockholder is entitled to a fraction of a share such stockholder shall be entitled to receive one whole share in respect of such fraction of a share.  Each stock certificate issued prior to the Effective Date shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of shares of common stock, as the case may be, into which the shares represented by such certificate shall have been reclassified pursuant to the Forward Split. Each stockholder of record of a certificate that represented shares of common stock immediately prior to the Effective Date shall receive, upon surrender of such certificate, a new certificate representing the number of shares of common stock immediately after the Forward Split.

THIRD: That thereafter, pursuant to resolution of the Board, the stockholders holding the necessary number of shares as required by statute voted in favor of the amendment.

FOURTH: That the foregoing amendment was duly adopted by the Board and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Amendment to the Certificate this ___ day of ________, 200__.

By:	/s/
Name:
Title:

20